EXHIBIT 99.1

Press Release                                     FOR IMMEDIATE RELEASE
 Contact:    Robert W. White, CEO
    Jack J. Sandoski, CFO
 Telephone:       215-886-8280

ABINGTON BANCORP ANNOUNCES RESULTS OF SUBSCRIPTION AND
COMMUNITY OFFERING AND
COMMENCEMENT OF SYNDICATED COMMUNITY OFFERING

Jenkintown, Pennsylvania - (June 15, 2007) Abington Bancorp, Inc. (“Abington Bancorp”) the proposed new holding company for Abington Bank (the “Bank”), and Abington Community Bancorp, Inc. (“Abington Community Bancorp”) (Nasdaq Global Market: ABBC), the current “mid-tier” holding company for the Bank, today announced that the subscription offering for shares of Abington Bancorp’s common stock (the “Common Stock”), to be issued upon completion of the proposed “second-step” conversion of Abington Mutual Holding Company, concluded on June 13, 2007. The Company received orders in the subscription and community offering for approximately 8.7 million shares (including the employee stock ownership plan’s expected purchase), or $87 million based on the $10.00 per share offering price. All orders will be maintained at the Bank with interest until completion of the offering.

The Company also announced that it has commenced a syndicated community offering to complete the sale of shares. The syndicated community offering will be conducted through a syndicate of broker-dealers that will be managed by Keefe, Bruyette & Woods. Neither Keefe, Bruyette & Woods nor any other member of the syndicate group will be required to purchase any shares in the offering. The terms and conditions of the syndicated community offering are more fully set forth in the Company’s prospectus dated May 14, 2007.

The Company currently expects that it will sell an aggregate of approximately 16.0 million shares, which is the midpoint of the offering range, subject to actual demand in the syndicated community offering. Under the Plan of Conversion, the Company must sell a minimum of least 13.6 million shares, or approximately 4.9 million additional shares. The completion of the conversion and the offering also is subject to receipt of final regulatory approval by the Office of Thrift Supervision of an updated appraisal, as well as approval of the Plan of Conversion and Reorganization by depositors of Abington Bank and by shareholders of Abington Community Bancorp at their respective special meetings to be held on June 26, 2007.

The Bank is a Pennsylvania-chartered stock savings bank headquartered in Jenkintown, Pennsylvania and conducts business through 17 banking offices in Montgomery, Bucks and Delaware Counties, Pennsylvania.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Abington Community Bancorp’s reports filed from time-to-time with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006, and Abington Bancorp’s prospectus, dated May 14, 2007, describe some of these factors, including market rates of interest, competition, risk elements in the loan portfolio, general economic conditions, the level of the allowance for losses on loans, loan concentration, costs of our branch expansion strategy, dependence on our management team and regulation of our business. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

This release is neither an offer to sell nor a solicitation of an offer to buy Common Stock, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or laws of any such state or jurisdiction. The offer is made only by the prospectus. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the federal deposit insurance corporation or any other government agency.

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